rennova health signs new DEFINITIVE AGREEMENT to acquire

JELLICO COMMUNITY HOSPITAL, TENNESSEE

WEST PALM BEACH, Fla. (February 26, 2019) – Rennova Health, Inc. (OTC: RNVA), (OTC: RNVAW) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers, that acquired its second hospital in Jamestown, Tenn. on June 1, 2018, announced today that it has entered into a new definitive asset purchase agreement to acquire an acute care hospital in Jellico, Tenn. and CarePlus Center in Williamsburg, Ky., an outpatient clinic offering primary care, diagnostic imaging and laboratory services. The hospital known as Jellico Community Hospital and its associated assets are being acquired from Jellico Community Hospital, Inc. and CarePlus Rural Health Clinic, LLC. The transaction is expected to close in the first quarter of 2019, subject to customary regulatory approvals and closing conditions.

Jellico Community Hospital is a fully operational 54-bed acute care facility that offers comprehensive services, including diagnostic imaging, radiology, surgery (general, gynecological and vascular), nuclear medicine, wound care and hyperbaric medicine, intensive care, emergency care, and physical therapy.

Jellico Community Hospital is accredited by the Center for Improvement in Healthcare Quality (CIHQ) and the lab within the hospital is accredited by the Joint Commission and is committed to high standards of excellence. In 2015, Jellico Community Hospital was one of 251 hospitals out of 3,500 across the country to receive a “5-star” rating for patient satisfaction, according to a Hospital Consumer Assessment of Healthcare Provider and Systems (HCAHPS) survey conducted by the Centers for Medicare & Medicaid Services.

The CarePlus Center offers sophisticated testing capabilities and compassionate care, all in a modern, patient-friendly, environment. Services include Diagnostic Imaging Services, X-ray, Mammography, Bone Densitometry, Computed Tomography (CT), Ultrasound, Physical Therapy and Laboratory Services on a walk-in basis.

“We are pleased to have secured a new agreement to complete this acquisition. The addition of this hospital is expected to initially add in excess of $12 million of collectable revenue per annum to Rennova,” said Seamus Lagan, CEO of Rennova. “We are confident that owning a third hospital in a close geographic proximity to our other two Tennessee based hospitals offers a number of synergies and efficiencies for the provision of services and management and look forward to providing an excellent and complete service to the local community.”

About Rennova Health, Inc.

Rennova operates two rural hospitals in Tennessee and provides industry-leading diagnostics and supportive software solutions to healthcare providers. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

# # #